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                                                                   EXHIBIT 10.18

        THIS AGREEMENT is made as of April 1, 1994 between PALL CORPORATION, a New York corporation (the "Company") and Nicholas Nickolaus ("Executive").

                                    Recitals

        The parties hereto are parties to an Employment Agreement dated February 1, 1992 as supplemented by a Supplement to Employment Agreement also dated February 1, 1992 and as amended by Amendment to Employment Agreement dated July 19, 1993, (said Employment Agreement as so supplemented and amended being hereafter called the "Employment Agreement"). The parties desire to amend the Employment Agreement (i) to provide that the Term of Employment thereunder will end at the close of business on July 31, 1994 and
(ii) in certain other respects hereinafter set forth. The parties further desire to enter into a Consulting Agreement, for a term beginning August 1, 1994, on the terms and conditions hereinafter set forth. Accordingly, the parties hereto hereby agrees as follows:

                       Amendment of Employment Agreement

                (a) Section 1 of the Employment Agreement is amended to provide that the Term of Employment shall end at the close of business on July 31, 1994.

                (b) Executive's Bonus Compensation under Section 3(b) of the Employment Agreement for the fiscal year ending July 30, 1994 shall be paid in full not later than July 29, 1994 based on the best estimate then available as to the amount of such Bonus Compensation. At such time thereafter as the exact amount of such Bonus Compensation can be finally determined (i.e., when the Company's results for the fiscal year ending July 30, 1994 are known), to the extent that the amount paid in July 1994 pursuant to the preceding sentence was not the exact amount of such Bonus Compensation as finally determined, the Company shall pay to Executive, or Executive shall refund to the Company, the difference between the amount paid in July and the exact amount payable. For purposes of the Company's Supplementary Pension Plan, the amount of Bonus Compensation as finally determined shall be deemed part of Executive's "Compensation" for the "Plan Year" ending July 31, 1994 notwithstanding the payment of such Bonus Compensation or any part thereof after the end of said Plan Year.

                (c) After July 31, 1994 (the date on which the Term of Employment will end as hereinabove provided) the Employment Agreement shall be of no further force or effect except as provided in paragraph (b) hereof and except that Sections 5 through 13 thereof shall remain in full force and effect until the end of the term of the Consulting Agreement hereinafter provided for and said Sections 5 through 13 shall be deemed part of said Consulting Agreement as though set forth in full herein. The covenant not to compete set forth in Section 5
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shall continue for a period of 18 months after the end of the term of the
Consulting Agreement hereinafter provided for (i.e., until January 31,
1997) as further consideration for the compensation paid for the consulting services.

                              Consulting Agreement
                              --------------------

        Beginning August 1, 1994 (by which date the Term of Employment under the Employment Agreement will have ended and Executive will have retired and ceased to be an employee of the Company), Executive shall serve as a consultant to the Company, as follows:

        (i) Executive shall make himself available for the performance of his consulting services, as requested by Eric Krasnoff or his designee, up to a maximum of 120 days during the term of this Consulting Agreement, which term shall end on July 31, 1995. Such services shall consist of marketing projects for the DMF, Microza and Pall-Sep VMF programs, as well as the preparation of the Company's 1994 and 1995 annual reports.

       (ii) The Company shall compensate Executive for his consulting services at the rate of $1,200 a day up to a maximum amount of $143,000. Executive shall submit a report to Eric Krasnoff or his designee for each calendar month indicating the days that he worked as a consultant and the amount due to him for consulting fees and expenses incurred; he shall be paid within one week after submitting such report.

      (iii) on the days on which Executive is performing consulting services hereunder on the Company's premises, suitable private office space and secretarial services shall be made available to him on the Company's premises. He shall also be entitled to expense reimbursement for the use of his private automobile on Company business including transportation to and from his home to the Company's premises, at the rate allowed by the Internal Revenue Service.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


                                PALL CORPORATION


                                By: /s/
                                    -------------------------------------
                                    President & Chief Operating Officer



                                By: /s/ NICHOLAS NICKOLAUS
                                    -------------------------------------
                                    Nicholas Nickolaus